SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

(RULE 14C-101)

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE

SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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HEDGEPATH PHARMACEUTICALS, INC.

(Name of Registrant As Specified In Its Charter)

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HEDGEPATH PHARMACEUTICALS, INC.

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

June    , 2015

Dear Stockholders:

We are furnishing the attached Information Statement to the holders of common stock, par value $0.0001 per share (the “Common Stock”), of HedgePath Pharmaceuticals, Inc., a Delaware corporation (the “Company,” “we,” “us,” “our” or similar terminology). The purpose of the Information Statement is to notify the Company’s stockholders that, in lieu of a meeting of the Company’s Board of Directors (the “Board”) and a meeting of the Company’s stockholders, respectively, and pursuant to Sections 141(f), 228 and 242 of the Delaware General Corporation Law (the “DGCL”), the Board, and Hedgepath, LLC (“HPLLC”) and Mayne Pharma Ventures Pty Ltd. (“Mayne Pharma” and collectively with HPLLC, the “Voting Stockholders”), the holders of approximately 92% of our outstanding Common Stock as of May 15, 2015, have taken and approved the following actions by joint written consent to:

1.	Approve an amendment (the “Article SIXTH Amendment”) to Article SIXTH of the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to delete in its entirety Section (c) of Article SIXTH to remove the provisions requiring that the Board be staggered; and

2.	Approve an amendment (the “Article SEVENTH Amendment”) to Article SEVENTH of the Certificate of Incorporation to amend and restate in its entirety Section (b) of Article SEVENTH to ensure that the Company’s Second Amended and Restated Bylaws, as amended, cannot be amended by the Board in any way that would impair the rights afforded to Mayne Pharma pursuant to that certain Amended and Restated Equity Holders Agreement, dated May 15, 2015, without the prior written consent of Mayne Pharma.

This Notice of Stockholder Action by Written Consent shall constitute notice to you of the Voting Stockholders taking action by written consent under Section 228 of the DGCL.

The accompanying Information Statement is being provided to you for your information to comply with the requirements of Regulation 14C of the Securities Exchange Act of 1934, as amended (“Exchange Act”). The Information Statement constitutes further notice to you of the aforementioned corporate actions to be taken without a meeting, by less than unanimous consent of our stockholders, pursuant to Section 228 of the DGCL. You are urged to read the Information Statement carefully in its entirety. However, no action is required on your part in connection with the Information Statement or the actions taken by the Voting Stockholders, including with respect to the approval of the Article SIXTH Amendment and Article SEVENTH Amendment. No meeting of our stockholders will be held or proxies requested because we have received written consent to these matters from the Voting Stockholders who collectively hold a majority of the aggregate issued and outstanding shares of our voting stock.

Under Rule 14c-2(b) of the Exchange Act, none of the actions described in the Information Statement may be taken earlier than 20 calendar days after we have sent or given the Information Statement to our stockholders. We intend to distribute this Notice and Information Statement to our stockholders on or about June 8, 2015. The record date established for purposes of determining the number of issued and outstanding shares of voting stock, and thus voting power, was May 27, 2015.

THIS IS FOR YOUR INFORMATION ONLY. YOU DO NOT NEED TO DO ANYTHING IN RESPONSE TO THIS INFORMATION STATEMENT. THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

Sincerely

/s/ Nicholas J. Virca
Name: Nicholas J. Virca
Title: President and Chief Executive Officer

HEDGEPATH PHARMACEUTICALS, INC.

324 South Hyde Park Avenue, Suite 350

Tampa, Florida 33606

(813) 864-2559

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

INTRODUCTION

This Information Statement is being furnished to the stockholders of HedgePath Pharmaceuticals, Inc. (the “Company,” “we,” “us,” “our” or similar terminology) in connection with the actions to be taken by us as a result of a joint written consent in lieu of a meeting of the Company’s Board of Directors (the “Board”) and the Company’s majority stockholders, respectively, pursuant to Sections 141(f), 228 and 242 of the Delaware General Corporation Law (the “DGCL”), dated May 15, 2015.

This Information Statement and Notice of Stockholder Action by Written Consent is being furnished by us to our stockholders of record as of May 27, 2015 (the “Record Date”), to inform our stockholders that the Board, along with Hedgepath, LLC (“HPLLC”) and Mayne Pharma Ventures Pty Ltd. (“Mayne Pharma” and collectively with HPLLC, the “Voting Stockholders”), as the holders of approximately 92% of our outstanding common stock, par value $0.0001 per share (the “Common Stock”) as of May 15, 2015, have taken and approved the following actions (the “Corporate Actions”) by joint written consent to:

1.	Approve an amendment (the “Article SIXTH Amendment”) to Article SIXTH of our Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to delete in its entirety Section (c) of Article SIXTH in order to remove the provisions requiring that the Board be staggered; and

2.	Approve an amendment (the “Article SEVENTH Amendment”) to Article SEVENTH of our Certificate of Incorporation to amend and restate in its entirety Section (b) of Article SEVENTH to ensure that the Company’s Second Amended and Restated Bylaws, as amended (the “Bylaws”), cannot be amended by the Board in any way that would impair the rights afforded to Mayne Pharma pursuant to that certain Amended and Restated Equity Holders Agreement, dated May 15, 2015 (the “Equity Holders Agreement”), without the prior written consent of Mayne Pharma.

This Information Statement is being sent to you to notify you of the Corporate Actions being taken and shall constitute notice to you of the Voting Stockholders taking action by written consent under Section 228 of the DGCL.

The ability to proceed without a special meeting of the stockholders to approve, adopt and/or ratify each of the Corporate Actions is authorized by Sections 228 and 242 of the DGCL which provides that, unless otherwise provided in our Certificate of Incorporation, actions required or permitted to be taken at a meeting of our stockholders may be taken without a meeting if a written consent that sets forth the action so taken is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required. Such consent shall have the same force and effect as a majority vote of the stockholders and may be stated as such in any document. Our Certificate of Incorporation does not contain any provisions contrary to the provisions of Sections 228 and 242 of the DGCL. Thus, to eliminate the cost and time involved in holding a meeting, and in order to take the Corporate Actions as described in this Information Statement, certain of our stockholders representing in excess of 50% of the voting stock executed and delivered the joint written consent to us.

We are distributing this Information Statement to our stockholders in full satisfaction of any notice requirements we may have under the DGCL and of Regulation 14C of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

This Information Statement is dated as of and is first being sent or given to our stockholders of record on or about June 8, 2015.

As of the Record Date, there were 245,353,270 shares of our Common Stock issued and outstanding and entitled to notice of and to vote on all matters presented to stockholders. We do not have any shares of preferred stock issued and outstanding. The required vote for the adoption of the Article SIXTH Amendment and Article SEVENTH Amendment was a majority of the issued and outstanding shares of Common Stock. On May 15, 2015, the Voting Stockholders, as the holders of record of approximately 92% of the outstanding shares of our voting stock on such date, executed a joint written consent adopting, approving and/or ratifying the Corporate Actions. When actions are taken by written consent of less than all of the stockholders entitled to vote on a matter, Section 228 of the DGCL requires notice of the action to those stockholders who did not vote. This Information Statement and the accompanying Notice of Stockholder Action by Written Consent constitute notice to you of the action by written consent as required by Section 228 of the DGCL. Because we have obtained sufficient stockholder approval of the Corporate Actions, no other consents or votes will be solicited in connection with this Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Under federal securities laws, the Corporate Actions may not be completed until 20 calendar days after the date of distribution of this Information Statement to our stockholders. Therefore, notwithstanding the execution and delivery of the written consent, the Corporate Actions will not occur until that time has elapsed.

Dissenters’ Rights of Appraisal

Under the DGCL, Company stockholders are not entitled to appraisal rights with respect to the Corporate Actions.

Proposals by Security Holders

No stockholder has requested that we include any additional proposals in this Information Statement.

Interest of Certain Persons In or Opposition to Matters to be Acted Upon

We are not aware of any substantial interest, direct or indirect, by our executive officers or directors that is in favor of or in opposition to the Corporate Actions. Mayne Pharma has a substantial interest in the Corporate Actions insofar as the Corporate Actions are being taken in connection with certain covenants negotiated by Mayne Pharma contained in a Securities Purchase Agreement, dated May 15, 2015, by and between the Company and Mayne Pharma pursuant to which Mayne Pharma invested $2,500,000 through the purchase of securities of the Company (the “Equity Financing”). For more information regarding Mayne Pharma’s interest in the Corporate Actions, see “Description of Stockholder Actions – Background of Corporate Actions.”

Security Ownership of Certain Beneficial Owners and Management

As of the Record Date, the Company had 245,353,270 shares of Common Stock issued and outstanding. Holders of Common Stock are entitled to one vote per share. The following table sets forth the beneficial ownership of the Common Stock as of the Record Date by each person who served as a director and/or an executive officer of the Company on the Record Date, the number of shares beneficially owned by all of the

Company’s directors and executive officers as a group, and any persons who beneficially own 5% or greater of the Common Stock as of the Record Date. The business address for each of the Company’s officers and directors is 324 South Hyde Park Avenue, Suite 350, Tampa, FL 33606.

Name and address of beneficial owners	Amount and nature of beneficial ownership of Common Stock	Approximate percentage of outstanding Common Stock(1)
Mayne Pharma Ventures Pty Ltd.(2)	164,761,132	57.0%
Hedgepath, LLC(3)	114,937,638	45.0%
Black Robe Capital LLC(4)	114,937,638	45.0%
Frank E. O’Donnell, Jr., M.D.(4)	114,937,638	45.0%
Nicholas J. Virca(5)	—	—
Garrison J. Hasara, CPA(6)	—	—
Samuel P. Sears(7)	1,106,096	*
Stefan J. Cross(8)	—	—
Dr. R. Dana Ono(9)	—	—
W. Mark Watson, CPA(10)	10,000	*
All directors and executive officers as a group (7 persons)	116,063,734	45.4%

*	Less than 1%
(1)	Applicable percentages are based on 245,353,270 shares outstanding as of the Record Date. This table is based upon information supplied by officers, directors, and principal stockholders and Schedule 13D(s) and 13G(s) filed with the SEC. Unless indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.
(2)	Includes 121,177,230 shares of our Common Stock and vested but unexercised warrants to purchase an additional 43,583,902 shares of our Common Stock. The address for Mayne Pharma is Level 14, 474 Flinders Street, Melbourne Vic 3000, Australia.
(3)	Includes 104,687,049 shares of our Common Stock and a warrant to purchase an additional 10,250,569 shares of our Common Stock. The address for HPLLC is 324 S Hyde Park Avenue, Suite 350, Tampa, Florida 33606
(4)	The address for Black Robe Capital, LLC (“Black Robe”) is 324 S Hyde Park, Suite 350, Tampa, Florida 33606. Black Robe is the sole manager of HPLLC, and has sole voting and dispositive power over the securities held by HPLLC. Frank E. O’Donnell, Jr., MD, our Executive Chairman, is the sole manager of Black Robe, with sole voting and dispositive power over Black Robe, and The Francis E. O’Donnell Jr. Irrevocable Trust No. 7 is the sole member of Black Robe. Pursuant to his manager role at Black Robe, Dr. O’Donnell may be considered for SEC reporting purposes the beneficial owner of any shares held by HPLLC. He disclaims ownership of any shares in HPLLC in which he does not have a pecuniary interest.
(5)	Mr. Virca is our Chief Executive Officer and President. Excludes 15,041,738 unvested restricted stock units issued under our 2014 Equity Incentive Plan. Mr. Virca’s address is 700 West Harbor Drive #1104, San Diego, CA 92101.
(6)	Mr. Hasara is our Chief Financial Officer and Treasurer. Excludes 7,000,000 unvested restricted stock units issued under our 2014 Equity Incentive Plan. Mr. Hasara’s address is 16904 Melissa Ann Drive, Lutz, FL 33558.
(7)	Mr. Sears is a director of our Company. Excludes 300,000 unvested restricted stock units issued under our 2014 Equity Incentive Plan. Mr. Sears’ address is 1 Fieldstone Drive, Winchester, MA. 01890.
(8)	Mr. Cross is a director of our Company. Excludes 300,000 unvested restricted stock units issued under our 2014 Equity Incentive Plan. Mr. Cross’ address is 503 Guilford Circle, Raleigh, NC 27608.
(9)	Dr. Ono is a director of our Company. Excludes 300,000 unvested restricted stock units issued under our 2014 Equity Incentive Plan. Dr. Ono’s address is 18 Spring Road, Concord, MA, 01742.
(10)	Mr. Watson is a director of our Company. Excludes 300,000 unvested restricted stock units issued under our 2014 Equity Incentive Plan. Mr. Watson’s address is 275 Bayshore Blvd., #403, Tampa, FL 33606.

DESCRIPTION OF STOCKHOLDER ACTIONS

Introduction

On May 15, 2015, the Board and the Voting Stockholders, acting by joint written consent, approved (i) the Article SIXTH Amendment to amend the Certificate of Incorporation to remove therefrom the provisions requiring a staggered Board and (ii) the Article SEVENTH Amendment to amend the Certificate of Incorporation to ensure that the Bylaws cannot be amended by the Board in any way that would impair the rights afforded to Mayne Pharma pursuant to the Equity Holders Agreement without prior written consent of Mayne Pharma. The Certificate of Amendment to the Certificate of Incorporation (the “Certificate of Amendment”) reflecting both the Article SIXTH Amendment and Article SEVENTH Amendment, which will not be filed until at least twenty days following the date of this Information Statement, will be effective upon the filing of such Certificate of Amendment in the form attached as Annex A with the Secretary of State of Delaware.

Background of Corporate Actions

On May 15, 2015, the Company and Mayne Pharma, along with Nicholas J. Virca, the Company’s President and Chief Executive Officer, Frank O’Donnell, Jr., M.D., the Company’s Executive Chairman, and HPLLC (together with the Company, Mayne Pharma, Mr. Virca and Dr. O’Donnell, the “Parties”), consummated a series of related transactions in order to obtain the Equity Financing for the Company from Mayne Pharma and to remedy certain breaches by the Company related to the transactions previously consummated by and between the Parties on June 24, 2014. As a condition to the Equity Financing, the Company was required to adopt the Second Amended and Restated Bylaws and was required to covenant to amend its Certificate of Incorporation to adopt the Article SIXTH Amendment and Article SEVENTH Amendment. For more information about the transactions among the Parties, please refer to our Current Report on Form 8-K filed on May 21, 2015.

Summary of Article SIXTH Amendment; Effect

Our Certificate of Incorporation currently provides that our Board be divided into three classes of directors. Directors of each class are chosen for three-year terms and each year at the annual meeting of stockholders, one class of directors is elected by the stockholders. The current terms of the Class I, Class II and Class III directors will expire at the annual meetings of stockholders held in 2015, 2016 and 2017, respectively. A significant effect of a classified Board is that it makes it more difficult for stockholders to effect changes in the composition of the Board due to dissatisfaction with the performance of such directors.

As a condition of the Equity Financing, Mayne Pharma desired the ability to more easily replace the directors on the Board if the conditions and performance goal enumerated in the Equity Holders Agreement are not met by the current officers and directors of the Company. Upon filing of the Certificate of Amendment, the Company will no longer have a staggered Board. As a result, all Company directors will be up for election at the Company’s 2015 annual meeting.

Summary of Article SEVENTH Amendment; Effect

Our Certificate of Incorporation currently provides that the Bylaws may be altered, amended, changed, added to or repealed by the Board without the assent or vote of the Company’s stockholders. As a condition to the Equity Financing. and in order to preserve certain rights afforded to Mayne Pharma in the Equity Holders Agreement, the Company is required to amend this provision to ensure that the Bylaws cannot be amended by the Board in any way that would impair the rights afforded to Mayne Pharma without Mayne Pharma’s prior written consent. Upon filing of the Certificate of Amendment, the Board’s authority to alter, amend, change, add to or repeal a bylaw without consent will be limited with respect to those bylaws that effect Mayne Pharma’s rights under the Equity Holders Agreement.

Vote Required

Section 242 of the DGCL required the affirmative vote of a majority of the outstanding shares of our Common Stock to approve and adopt the Article SIXTH Amendment and Article SEVENTH Amendment.

ANNUAL REPORT ON FORM 10-K AND ADDITIONAL INFORMATION

Information Available

The Company is subject to the information and reporting requirements of the Exchange Act and in accordance with the Exchange Act, the Company files periodic reports, documents and other information with the SEC relating to its business, financial statements and other matters, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, and any reports prior to or subsequent to that date.

These reports and other information filed by the Company with the SEC may be inspected and are available for copying at the public reference facilities maintained at the SEC at 100 F Street NW, Washington, D.C. 20549.

The Company’s filings with the SEC are also available to the public from the SEC’s website, http://www.sec.gov. The Company’s Annual Report on Form 10-K for the year ended December 31, 2014, and other reports filed under the Exchange Act, are also available to any stockholder at no cost upon request to: 324 S. Hyde Park Avenue, Ste. 350, Tampa, Florida 33606.

Stockholder Communications

Stockholders wishing to communicate with the Board may direct such communications to the Company at 324 S. Hyde Park Avenue, Ste. 350, Tampa, Florida 33606, Attn: Nicholas J. Virca. Mr. Virca will present a summary of all stockholder communications to the Board at subsequent Board meetings. The directors will have the opportunity to review the actual communications at their discretion.

Delivery Of Documents To Security Holders Sharing An Address

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at 324 S. Hyde Park Avenue, Ste. 350, Tampa, Florida 33606.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

By Order of the Board of Directors

/s/ James A. McNulty
Name: James A. McNulty
Title: Secretary

Annex A

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION OF

HEDGEPATH PHARMACEUTICALS, INC.

HedgePath Pharmaceuticals, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

First: That the Board of Directors of the Corporation (the “Board”), in accordance with the applicable provisions of Section 141(f) of the DGCL, by written consent filed with the minutes of the Board, adopted resolutions proposing and declaring advisable the following amendments to the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”):

RESOLVED, that Article SIXTH of the Certificate of Incorporation be amended by deleting in its entirety Section (c) of such Article; and

FURTHER RESOLVED, that Article SEVENTH of the Certificate of Incorporation be amended by deleting in its entirety Section (b) of such Article and replacing such Section with the following:

“(b) The Board of Directors shall have the power, without the assent or vote of the Corporation’s stockholders, to make, alter, amend, change, add to or repeal the bylaws of the Corporation; provided, however, that the Board of Directors shall not have the power, without the prior written consent of the Investor (as that term is defined in the EHA (as defined below)), (i) to alter, amend, change, add to, repeal, impair or diminish, in any way, any provision of the bylaws of the Corporation referencing or pertaining to the Amended and Restated Equity Holders Agreement by and among the Corporation, certain of its stockholders, and certain other parties, dated as of May 15, 2015, as the same may be amended, modified or amended and restated from time to time (the “EHA”), or (ii) otherwise to make any amendment, or add any provision, to the bylaws of the Corporation that would impair or diminish, in any way, any right of the Investor under the EHA.

Second: That in lieu of a meeting and vote of the stockholders of the Corporation (the “Stockholders”), the Stockholders have given written consent to said amendments in accordance with the provisions of Section 228 of the DGCL, and written notice of the adoption of the amendments has been given as provided in Section 228 of the DGCL to every stockholder entitled to such notice.

Third: That the aforesaid amendments were duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the DGCL.

Fourth: That the amendment shall be effective on the date of the filing of this Certificate of Amendment of Certificate of Incorporation (this “Certificate”) with the office of the Secretary of State of the State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed this [    ] day of [                    ], 2015.

HEDGEPATH PHARMACEUTICALS, INC.

By:

Name:

Its: